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                                                                      EXHIBIT 21

Subsidiary
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Baker Insurance Company (Illinois)

Borg-Warner Equities Corporation (Delaware)

 Borg-Warner Equities Corporation of California (California)

 Borg-Warner Equities of Monterey, Inc. (California)

 Borg-Warner Insurance Holding Corporation (Delaware)

  Centaur Insurance Company

 NAL II, Ltd. (Delaware)

Borg-Warner Government Services, Inc. (Delaware)

Borg-Warner International Corporation (Delaware)

Borg-Warner Protective Services Corporation (Delaware)

 Borg-Warner Information Services, Inc. (Delaware)

 Burns International Security Services, Inc. (American Samoa)

 Burns Special Services, Inc. (Delaware)

 Wells Fargo Guard Service Inc. of Florida (Florida)

 Wells Fargo Guard Services, Inc. (Delaware)

 Wells Fargo Special Services, Inc. (Delaware)

BPS Financial Services, Inc. (Delaware)

BW - Canada Alarm (Wells Fargo) Corporation (Delaware)

 Wells Fargo Alarm Services of Canada Limited (Ontario)

  Pony Express Residential Security Ltd. (Ontario)

BW - Canadian Guard Corporation (Delaware)




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  Burns International Security Services Limited (Ont.) (Ontario)

      Les Services de Protection Burns International Ltee. (Quebec)

BW - Colombia Guard Corporation (Delaware)

  Newerco, Inc. (Delaware)

    Bll, Inc. (Delaware)

      Seguridad Burns de Colombia, S.A. (Colombia)

    The William J. Burns International Detective Agency, Inc. (Delaware)

BW - U.K. Guard Corporation (Delaware)

  Burns International Security Services, Ltd. (U.K.) (United Kingdom)

Globe Aviation Services Corporation (Delaware)

  Globe Airport Security Services, Inc. (Delaware)

  Globe Aviation Services Corporation of Puerto Rico (Delaware)

  Globe Aviation Services of Canada, Limited (Ontario)

Pony Express Courier Corp. (Delaware)

  Pony Express Courier Corporation of Texas

Pyro Chem, Inc. (New Jersey)

Wells Fargo Alarm Services, Inc. (Delaware)

  BW-Chemicals Corporation

Wells Fargo Armored Service Corporation (Delaware)

  Wells Fargo Armcar, Inc. (Ontario)

  Wells Fargo Armored Service Corporation of Puerto Rico (Tennessee)

  Wells Fargo Armored Service Corporation of Texas (Texas)